AMENDMENT NO. 1

PARTICIPATION AGREEMENT

Amendment No. 1, effective October 13, 2009 to The Participation Agreement, (the “Agreement”), dated August 7, 2000 by and among MONY Life Insurance Company, Van Eck Worldwide Insurance Trust, Van Eck Securities Corporation and Van Eck Associates Corporation (collectively, the “Parties”).

WHEREAS, MONY Life Insurance Company of America was acquired by AXA Financial, Inc., the parent company of AXA Equitable Life Insurance Company (“AXA Equitable”), a New York Life Insurance Company; and

WHEREAS, the Parties wish to add AXA Equitable as a Party to the Agreement.

The Parties hereby agree to amend the Agreement as follows:

1.	Additional Party. AXA Equitable is hereby added as a party to the Agreement and the defined term “Company” shall be deemed to include AXA Equitable.

2.	Notice: Notices provided pursuant to Article XI shall be sent to the following addresses:

If for the Company:

AXA Equitable Life Insurance Company

1290 Avenue of the Americas 11th Floor

New York, NY 10104

Attn: Funds Management Group

If for Fund, Adviser or Underwriter:

335 Madison Avenue, 19th Floor

New York, NY 10017

2.	Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

3.	Schedule B. Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule B”.

4.	Schedule C. Schedule C of the Agreement and all references thereto are hereby deleted in their entirety.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

VAN ECK WORLDWIDE INSURANCE TRUST VAN ECK SECURITIES CORPORATION VAN ECK ASSOCIATES CORPORATION

By:	/s/ Jonathan R. Simon
Name:	Jonathan R. Simon
Title:	VP

AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of if itself and its separate accounts		MONY LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

By:	/s/ Steven M. Joenk	By:	/s/ Steven M. Joenk
Name:	Steven M. Joenk	Name:	Steven M. Joenk
Title:	SVP	Title:	SVP

SCHEDULE A

Name of Account	Date Established by the Company’s Board of Directors
MONY Variable Account L	November 28, 1990

AXA Equitable Separate Account 49	November 17, 1994

AXA Equitable Separate Account 65	September 19, 1996

SCHEDULE B

PORTFOLIOS AND OTHER FUNDS

ADVISED BY ADVISER

Worldwide Bond Fund – Initial and S Class

Worldwide Emerging Markets Fund – Initial and S Class

Worldwide Hard Assets Fund – Initial and S Class

Worldwide Multi-Manager Alternatives Fund – Initial Class

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